                                                                    EXHIBIT 10.2

                           MASTER SERVICES AGREEMENT
                           -------------------------

     This MASTER SERVICES AGREEMENT (this "Agreement") is entered into as of May 3, 1999 ("Effective Date") by and between Ernst & Young LLP, a Delaware limited
          --------------
partnership with offices located at 787 Seventh Avenue, New York, New York 10019 ("E&Y"), and The viaLink Company, an Oklahoma corporation, with its principal
  ---
office located at 13800 Benson Road, Edmond, Oklahoma 73013 ("viaLink").


                                   RECITALS:
                                   --------

     WHEREAS, viaLink desires to engage E&Y to perform professional services for viaLink as may be requested by viaLink and hereafter agreed upon in writing by the parties pursuant to a work order (the "Services") in accordance with the
                                           --------
terms and conditions of this Agreement; and

     WHEREAS, E&Y agrees to provide the Services to viaLink in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the parties concurrently are entering into an Alliance Agreement; and

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter expressed, the parties hereby mutually agree as follows:

1.   TERM; EFFECTIVE DATE

     Subject to subsection (b) below, this Agreement shall be effective as of the Effective Date and, unless sooner terminated in accordance with its terms, shall continue in effect for an initial term ending May 3, 2001, and shall thereafter continue in effect for successive one (1) year terms, unless not later than thirty (30) days prior to the end of the then current term, either party shall notify the other that this Agreement will expire, in which event this Agreement shall expire on the last day of the then current term (except with respect to any open Work Order (as hereinafter defined) that remains open on such date, as to which this Agreement will terminate on completion thereof).

2.   SCOPE

     (a) Services.  E&Y will provide the Services on a project-by-project basis
         --------
as authorized in a mutually agreeable Work Order.

         (b) Work Orders.  viaLink shall, from time to time, identify any
             -----------
Services which viaLink desires to be performed by E&Y. Following consultation between viaLink and E&Y, and upon E&Y's determination that the value of such Services

(as determined in accordance with this Agreement) (as defined in Section 3(a)),
                                                                 ------------
E&Y shall prepare a proposed Work Order (as defined below) which shall include, to the extent applicable:

     (i) Project identification, approach and objectives, the agreed upon scope of the Services and the location where the Services will be performed;

     (ii) The written deliverables to be developed or prepared specifically for viaLink under such Work Order (the "Deliverables"), if any;
                                             ------------

     (iii) Any acceptance tests or standards applicable to the Services or any Deliverables to be provided under such Work Order;

     (iv)   The fees for the Services under such Work Order;

     (v)    The period of performance for the Services under such Work Order;

     (vi)   Any project assumptions;

     (vii) Staffing by the parties and any viaLink resource commitments and responsibilities in addition to those set forth in this Agreement;

     (viii) Any agreement regarding intellectual property rights of the parties to the extent such agreement would differ from the agreements set forth in
     Section 5;
     ---------

     (ix) The identification of any third party intellectual property made available by each party; and

     (x)    Any other information or agreements deemed relevant by the parties.

Each proposed work order shall be approved by an officer of viaLink and a designated partner of E&Y and, when acceptable to each such officer and partner, shall be executed by both parties (upon such execution, and as may be modified from time to time in accordance herewith, a "Work Order"). Each Work Order is
                                             ----------
incorporated by reference into, and shall be deemed a part of, this Agreement. E&Y will perform the Services contemplated by each Work Order. Except as may be expressly provided in this Agreement and the Exhibits hereto, nothing in this Agreement shall constitute a commitment of either party to enter any particular Work Order. Except as may otherwise agreed in writing, E&Y shall be compensated
----------
as provided in Exhibits A and B in preparing any proposed work order, or any
               ----------     -
proposed addendum or change order to a Work Order, which is prepared at the request of viaLink.

     (c) Amendments to Work Orders.  If at any time a party believes that
         -------------------------
services or activities that are in addition to or inconsistent with the Services under a particular Work Order are desirable or necessary, that party shall notify the other party and shall submit a proposal to the other party, which shall describe the terms of the revised Work Order so affected. If such proposal is approved by the other party, the parties shall execute an addendum or change order applicable to such Work Order and incorporate such proposal into such Work Order.

     (d) viaLink Delays.  E&Y's performance hereunder is contingent upon the
         --------------
cooperation of viaLink, including the supply to E&Y of resources and information as specified pursuant to any Work Order. If any delays in E&Y performance occur as a result of failure or untimely performance by viaLink and/or vendors required by any Work Order, the time for E&Y's affected performance under a Work Order shall be extended to the extent of any such delay and E&Y shall not incur any liability to viaLink as a result of such delay. If such delays last for thirty (30) days or more, E&Y shall be entitled to terminate the applicable Work Order by giving written notice to viaLink, such termination to be effective on the date indicated in said notice.

3.  COMPENSATION

     (a) Unless otherwise agreed to by the parties, the compensation for the Services and for the discharge of all E&Y's obligations under any Work Order shall be payable by viaLink as set forth herein to E&Y, at the option of viaLink, subject to the restriction set forth in subparagraph 3(g) below, either
(i) in kind in the form of Common Stock of viaLink (valued as set forth in subparagraph (d) below) or (ii) in cash. If paid in cash, such fees would be based upon E&Y's market rates (which rates shall be mutually agreed upon by the parties).

     (b) As of the date hereof, viaLink may request up to $500,000 in Services from E&Y pursuant to Section 2. From time to time after the date hereof,
                     ---------
viaLink may request Services from E&Y in the following amounts and upon the following conditions: (i) viaLink may request up to an additional $500,000 in Services upon E&Y's receipt of written notice from viaLink that it has secured a binding agreement with at least one (1) Significant Client; (ii) viaLink may request up to an additional $500,000 in Services upon E&Y's receipt of written notice from viaLink that it has secured binding agreements with at least five
(5) Significant Clients; and (iii) viaLink may request up to an additional $500,000 in Services upon E&Y's receipt of written notice from viaLink that it has secured binding agreements with at least ten (10) Significant Clients. For purposes of this Section 3(b), the term "Significant Client" shall mean any of
                 ------------            ------------------
the present or future clients of E&Y reasonably considered (upon mutual agreement of the parties, which agreement shall not unreasonably be withheld) to be "Tier 1" based on sales, revenues, income, market capitalization and stature in the relative industry and markets.

     (c) No Services shall be required to be performed by E&Y under this Agreement if (and to the extent that) (i) the value of the Services and related expenses set forth on the proposed Work Order exceeds applicable limit set forth in subsection (b) above, or (ii) the aggregate value of all Services requested by viaLink hereunder exceeds $2,000,000; provided, however, that at
                                         --------  -------
any time during the term of this Agreement, E&Y at its discretion may agree to provide Services to viaLink in excess of the limits set forth in clause (i) or
(ii) above.

     (d) In the event viaLink elects to compensate E&Y in its Common Stock, viaLink shall immediately be granted a 50% reduction in the amount of the fees and other charges that would otherwise be payable to E&Y based upon E&Y's standard rates set forth in Exhibit A and other charges schedule set forth in
                            ---------
Exhibit B (as so reduced and to be converted to equity, "Convertible
---------                                                -----------
Compensation"), and shall be convertible into equity of viaLink as follows.  On
------------
a quarterly basis on the first day of each quarter following the completion of any Work Order and corresponding acceptance of Deliverables, and in amounts not less than $200,000 (after giving effect to such discount), viaLink shall issue to E&Y or an affiliate thereof equity in the form of shares (collectively, "Shares") of its Common Stock, $0.001 par value per share, in exchange for the
 ------
outstanding Convertible Compensation at a per share conversion rate equal to eighty-five percent (85%) of the average closing prices of viaLink's Common Stock for the five trading days ended on the date prior to the date of the invoice rendered by E&Y (which date shall be deemed to be the date of any new invoice in the event of any modification). Each of the Shares issued to E&Y or any of its affiliates pursuant to this Section 3 shall benefit from the Registration Rights Agreement. Unless otherwise notified in writing, all Shares shall be issuable hereunder in the name of Ernst & Young U.S. LLP. viaLink shall not be required to issue any fractional shares, with all amounts being rounded to the nearest whole share (with .5 being rounded up).

     (e) E&Y will issue monthly statements which shall include a description of the Services which were performed during the prior month for each Work Order and the compensation accrued for such period. viaLink shall be afforded the opportunity to review and contest any such statement prior to the requirement of making any payment hereunder

     (f) viaLink shall compensate E&Y for its reasonable travel, administrative and out-of-pocket expenses, in accordance with the guidelines attached hereto as Exhibit B, and in the method described in this Section (3).
---------

     (g) viaLink shall not have the option to pay E&Y in shares pursuant to the provisions of subsection 3(d) above if (i) E&Y is then the beneficial owner of more than 9.99% of the voting power of viaLink's Common Stock on a fully diluted basis or (ii) the shares receivable for such convertible Compensation would cause E&Y to become the beneficial owner of more than 9.99% of the voting power of viaLink's Common Stock on a fully diluted basis on the date of such issuance.

     (h) Concurrently with execution of the Agreement, and in any event as a condition to the requirement of viaLink to deliver to E&Y any shares hereunder, E&Y shall execute and deliver the investment representation letter attached as Exhibit D hereto. E&Y covenants and agrees that it will promptly advise viaLink in the event any of such statements become untrue, and in any event prior to any election by viaLink to pay E&Y any Convertible Compensation hereunder.

4.  CONFIDENTIAL INFORMATION

     (a) Definition.  "Confidential Information" means all information that is
         ----------    ------------------------
not generally known to the public and which the disclosing party, or its suppliers, clients or other persons (to the extent such party owes a duty of confidence to any such person) has rights, which information is marked confidential, restricted or proprietary by the party having rights in the same, or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, including this Agreement. Notwithstanding the foregoing, Confidential Information does not include information that: (i) is, as of the time of its disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party; (ii) was known to the receiving party as of the time of its disclosure; (iii) is independently developed by the receiving party without use of or reference to the Confidential Information; or (iv) is subsequently learned from a third party (i.e., not E&Y, viaLink or any of their respective employees or agents) not subject to an obligation of confidentiality with respect to the information disclosed.

     (b) Restrictions.  Each party agrees that with respect to any Confidential
         ------------
Information that is disclosed by one party to the other party that the party receiving such Confidential Information shall use such Confidential Information only in connection with its obligations under this Agreement and, except as expressly specified in this Agreement, the receiving party shall (i) maintain in confidence such Confidential Information, using the same degree of care as it uses to protect its own confidential information of like nature, but not less than a reasonable degree of care, and (ii) not disclose any such Confidential Information to any person outside that party's business organization.

     (c) Exceptions.  Nothing in this Agreement shall limit the ability of a
         ----------
party in possession of the Confidential Information of the other to disclose such Confidential Information, and such party shall have no liability for such disclosure, if such disclosure is (i) required to be made pursuant to law or regulation, government authority, duly authorized subpoena or court order, whereupon the receiving party will provide prompt notice to the disclosing party and give such party an opportunity to respond prior to such disclosure; (ii) required to be made to a court or other tribunal in connection with the enforcement of such party's rights under this Agreement; or (iii) is approved by the prior written consent of the disclosing party.

     (d)  No Adequate Remedy. The receiving party acknowledges and agrees that
          ------------------
due to the unique nature of the disclosing party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving party or third parties to unfairly compete with the disclosing party resulting in irreparable harm to the disclosing party, and therefore, that upon any such breach or any threat thereof, the disclosing party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the receiving party from any loss or harm, including, without limitation, lost profits and attorneys' fees, in connection with any breach or enforcement of the receiving party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The receiving party will notify the disclosing party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 4(d) will constitute a
                                            ------------
material breach of this Agreement.

     (e) Survival of Restrictions.  The terms of this Section 4 will survive the
         ------------------------
expiration or earlier termination of this Agreement and will continue in full force and effect for a period of five (5) years from the date of such expiration or termination of this Agreement or as otherwise required by law or regulation. The provisions of this Section 4 shall not limit any of the rights of the
                       ---------
parties set forth in Section 5.
                     ---------

5.  INTELLECTUAL PROPERTY

     Unless otherwise specified in a Work Order and subject to any third party's rights, upon full payment, E&Y hereby assigns to viaLink any and all rights, title and interest, including, without limitation, copyrights, patent rights, trade secrets, moral rights and all other proprietary rights, in and to the Deliverables. The Deliverables shall be deemed to be "works made for hire" under the federal copyright laws. E&Y agrees to give viaLink reasonable assistance, at viaLink's expense, to perfect such assignment of such rights, titles and interest. Notwithstanding the foregoing, the Deliverables may also include data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, systems, analysis frameworks, leading or best practices and specifications ("Technical Elements") owned or
                                               ------------------
developed by E&Y prior to, or independently from, its engagement hereunder and E&Y retains all rights thereto; provided that E&Y shall notify viaLink in writing prior to incorporating any Technical Elements in a Deliverable. Accordingly, to the extent that any Technical Elements are integrated into any Deliverables, E&Y hereby grants to viaLink a perpetual, worldwide, fully paid-up limited license to use and modify such Technical Elements as integrated into such Deliverables for use in connection with viaLink's data information systems and service business. Conversely, viaLink hereby grants to E&Y a perpetual, worldwide, fully paid-up license to use and modify any Technical Elements developed hereunder in the course of E&Y's consulting services business except to the extent that such Technical Elements are specifically developed at the request of viaLink or contain any viaLink technology or Confidential Information. In addition, E&Y retains the right to use its knowledge, experience, and know-how, including processes, ideas, concepts and techniques developed in the course of performing the Services provided that it does not infringe or misappropriate any proprietary rights of viaLink or breach its obligations under Section 4 (Confidential Information).
                  ---------

6.  STAFFING

     The staffing mix of the parties will include senior, industry experienced personnel, and the majority of these personnel are expected to be focused on functional/technical tasks. viaLink and E&Y will mutually review all staffing levels across projects on a quarterly basis (or more frequently if deemed necessary by either party) to verify that the appropriate staffing mix of E&Y and viaLink is being achieved and to identify appropriate staffing adjustments and/or corrective actions, if required. Each of E&Y and viaLink will cooperate to minimize any adverse impact on the scheduled time and projected cost of the project that may be caused by its determination to remove its employees from a project, but each acknowledges that their respective businesses may require re-allocation of personnel from time to time and that resignations and personal hardships may require the alteration of project teams.

7.  RELATIONSHIP OF PARTIES

     (a) Independent Contractor.  Nothing herein contained will be construed to
         ----------------------
imply a joint venture, partnership or principal-agent relationship between viaLink and E&Y. E&Y, will provide Services as an independent contractor. E&Y does not undertake by this Agreement or otherwise to perform any obligation of viaLink, whether regulatory or contractual, or to assume any responsibility for viaLink's business or operations.

     (b) Concerning Employees of viaLink and E&Y.  Personnel supplied by either
         ---------------------------------------
party will be deemed employees of such party and will not for any purpose be considered employees or agents of the other party. Except as may otherwise be provided in this Agreement, each party shall be solely responsible for the supervision, daily direction and control of its employees and payment of their salaries (including withholding of appropriate payroll taxes), workers' compensation, disability and other benefits.

     (c) Related Agreements.  Concurrently with the execution of this Agreement,
         ------------------
viaLink and E&Y shall, and as applicable, E&Y shall cause its affiliates to, enter into the Related Agreements.

8.  VIALINK RESPONSIBILITY

     viaLink shall: (a) have the overall direction and responsibility for all Services to be performed hereunder; (b) provide E&Y, in a timely fashion, with all information in its control reasonably required for the performance of the Services by E&Y hereunder; (c) provide E&Y with reasonable access to the premises necessary for the performance of the Services; (d) reasonably cooperate with E&Y in the providing of Services; (e) provide adequate existing resources as specified in the applicable Work Order to participate in or facilitate the performance of the Services; (f) participate in the conduct of training sessions; (g) be responsible for the development of new manual procedures; (h) timely participate in meetings and make its personnel readily available for such meetings; (i) approve or reject Deliverables and reports provided to viaLink by E&Y within 14 days of receipt (and if not rejected in writing within such period, such Deliverables will be deemed accepted) and (j) assign personnel with relevant training and experience to work as part of a project team with E&Y or in consultation with E&Y's personnel; provided that in each case listed above, viaLink shall not be required to do anything that interferes with the conduct of its normal business operations.

9.  CONTRACT PERFORMANCE

     (a) Project Sponsor.  A management official designated by viaLink (the
         ---------------
"Project Sponsor") shall have overall responsibility for the performance of each
 ---------------
Work Order by viaLink, for coordinating the performance of the Services with E&Y, for acting as a day-to-day contact with the Account Executive (as defined below) and for making available to E&Y the data, facilities, resources and other support services from viaLink required for E&Y to be able to perform the Services in a timely and accurate manner.

     (b) Account Executive.  Charles W. Harrison, or such other person as may be
         -----------------
designated by E&Y (the "Account Executive") shall have primary operational responsibility for E&Y's performance of the Services, including all E&Y personnel and other technical resources used in performing the Services, and will serve as day-to-day contact with the Project Sponsor.

     (c) Authority To Make Changes.  The Project Sponsor and the Account
         -------------------------
Executive may propose, accept and implement changes to technical aspects of any Work Order by signing amendments thereto setting forth such changes, provided such changes do not affect the fees or reimbursements agreed upon under any Work Order or materially change the Services. Any material change to the Services under any Work Order must be agreed to by the parties and set forth in writing in an addendum or change order to the relevant Work Order executed by the parties.

     (d) Steering Committee.  viaLink and E&Y shall each appoint two
         ------------------
representatives (or such other number, equally divided among viaLink and E&Y, as they may agree from time-to-time) to a Steering Committee (the "Steering
                                                                --------
Committee") which will meet on a regular basis and at such time as its members
---------
or the parties deem appropriate, to discuss relevant developments relating to this Agreement. The Steering Committee shall serve an advisory function only, except that the parties may agree to confer specific duties and responsibilities thereon, which shall be set forth on a written charter for the Steering Committee signed by the parties.

10.  WARRANTY AND LIMITATION OF LIABILITY

     (a) Warranty.  E&Y represents and warrants that (i) it will exercise due
         --------
professional care and competence in the performance of the Services, and (ii) the Services will comply and be in accordance with the terms, requirements and specifications in the applicable Work Order. viaLink must provide E&Y with written notice of any deficiencies in the Services within ninety (90) days of completion of the Services under any Work Order. For any breach of the above warranty so notified to E&Y, viaLink's exclusive remedy, and E&Y's entire liability, shall be the re-performance of the Services. If E&Y is unable to re-perform the Services as warranted, viaLink shall be entitled to recover the fees and expenses paid to E&Y under the deficient Work Order.

     (b) Limited Liability.  Except for each party's obligations to indemnify
         -----------------
under Sections 11 and 12 or for a breach of Section 4, and only to the fullest extent permitted by applicable law, the total aggregate liability to viaLink of E&Y and its subcontractors, collectively, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, under this Agreement or any Work Order shall be limited to the fees and expenses paid by viaLink to E&Y pursuant to the Work Order under which any such liability arises.

     (c) Exclusion of Consequential Damages and Limited Recourse.  In no event
         -------------------------------------------------------
will E&Y, its subcontractors, or viaLink be liable for consequential, incidental, indirect or special damages (including loss of profits, data, business or goodwill), from all causes of action of any kind, including contract, tort or otherwise, even if advised of the likelihood of such damages occurring, except in the case of grossly negligence or intentional misconduct. viaLink's recourse with respect to any liability or obligation of E&Y hereunder shall be limited to the assets of E&Y, and viaLink shall have no recourse against, and shall bring no claim against, any partner or employee of E&Y or any of the assets thereof. E&Y's recourse with respect to any liability or obligation of viaLink hereunder shall be limited to the assets of viaLink, and E&Y shall have no recourse against, and shall bring no claim against, any officer, director or employee or consultant of viaLink or any of the assets thereof.

     (d)  Year 2000 Defects.
          -----------------

     1. Computer systems and other digital devices and components thereof ("Systems") that primarily or incidentally process dates might produce erroneous
  -------
results or fail to function due to imprecise or ambiguous entry, storage, interpretation or reporting of year data ("Year 2000 Defects"), which Year 2000
                                           -----------------
Defects may be exceptionally pervasive, complex and latent in viaLink's Systems.

     2. E&Y warrants that any computer software produced exclusively by E&Y hereunder with software tools selected entirely by E&Y that primarily or incidentally processes dates is designed to operate dates correctly, including dates occurring on and after January 1, 2000, provided that any and all dates that are entered into or otherwise supplied for processing by such software are unambiguous as to the year, in the correct format, and otherwise accurate. EXCEPT AS PROVIDED IN THIS PARAGRAPH, E&Y SHALL HAVE NO LIABILITY FOR ANY DEFECT OR PROBLEM ARISING OUT OF OR RELATED TO DATE PROCESSING IN ANY OF VIALINK'S SYSTEMS.

     3. VIALINK UNDERSTANDS THAT E&Y IS PERFORMING THE SERVICES HEREUNDER IN RELATION TO SYSTEMS AND DATA THAT HAVE BEEN PRODUCED BY VIALINK, OR SUPPLIED TO VIALINK BY THIRD PARTIES, AND FOR WHICH E&Y HAS NO RESPONSIBILITY. E&Y WILL HAVE NO LIABILITY FOR (I) THE YEAR 2000 READINESS OF, OR FOR ANY YEAR 2000 DEFECT OR ANY OTHER DEFICIENCY IN, ANY SYSTEM OR OTHER ITEM OR SERVICE THAT IS NOT DEVELOPED OR PERFORMED BY E&Y PURSUANT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, VIALINK'S PRODUCTION AND LEGACY SYSTEMS AND SYSTEMS THAT RECEIVE DATA FROM SYSTEMS PRODUCED BY E&Y, OR (II) ANY PROCESSING DEFICIENCY IN ANY SYSTEM THAT IS CAUSED IN WHOLE OR PART BY INPUT DATA (OTHER THAN BY E&Y) CONTAINING DATES THAT ARE AMBIGUOUS AS TO THE YEAR, NOT IN THE CORRECT FORMAT, OR ARE OTHERWISE INACCURATE.

     (f) NO OTHER WARRANTIES.  EXCEPT AS OTHERWISE STATED IN THIS SECTION 10,
         -------------------
E&Y MAKES NO WARRANTIES OF ANY KIND OR NATURE,

WHETHER EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, OR WARRANTIES OF ANY PRODUCTS OR SERVICES.

11.  INDEMNITY

     Each party shall indemnify and hold harmless the other party from and against any third party claims against, and any resulting liabilities, penalties, damages, judgments and expenses, including reasonable attorneys' fees, arising out of bodily injury, death or physical damage to tangible property to the extent such injury, death or damages arises from such party's negligence or willful misconduct. Each party's obligation to indemnify and hold harmless the other party pursuant to this Section 11 is subject to (i) the
                                          ----------
indemnified party having given the indemnifying party prompt written notice of the claim or of the commencement of the related action, as the case may be, (ii) the indemnifying party having sole control over the defense and settlement of the claim, and (iii) the indemnified party providing, at the indemnifying party's expense, all reasonable assistance requested by the indemnifying party in connection with such claim. viaLink, at its option, may require E&Y to furnish evidence of insurance reasonably satisfactory to viaLink covering the liabilities and indemnification provided above but no acceptance of such evidence by viaLink shall be deemed a waiver or release of such liabilities or duty to indemnify.

12.  INTELLECTUAL PROPERTY INDEMNITY

     (a) E&Y shall, at its sole expense, defend, indemnify and hold viaLink harmless from and against any and all third party suits, proceedings and claims, and all resulting losses, liabilities, costs and expenses, for misappropriation of trade secrets, technical information and/or know-how or for infringement of any copyright, patent or other intellectual property right of any third party, arising out of viaLink's use of the Deliverables or the performance of Services by E&Y hereunder, except in the case of viaLink's indemnification pursuant to
Section 12(b); provided, that E&Y is notified promptly in writing of such claim
-------------
or of the commencement of such suit or proceeding, as the case may be, and is given sole control and authority, information and reasonable assistance, at E&Y's expense, for the defense or settlement thereof; and provided further, that viaLink shall not settle such claim, suit or proceeding without the written consent of E&Y, which consent shall not be unreasonably withheld. Furthermore, in the event viaLink should be enjoined in such suit or proceeding from use of such Deliverables or any other materials, equipment, combination or process, E&Y may, at its option, either (i) secure termination of the injunction and obtain a right to complete the Services or Deliverables or (ii) modify the Services or Deliverables to become noninfringing at E&Y's expense without any loss of features or functionality required by the applicable Work Order. If neither of the foregoing options is reasonably feasible, E&Y may terminate the applicable Work Order this Agreement upon notice to viaLink and refund all fees and expenses paid by viaLink thereunder.

     (b) viaLink shall, at its sole expense, defend, indemnify and hold E&Y harmless from and against any and all third party suits, proceedings and claims, and all resulting losses, liabilities, costs and expenses, for misappropriations of any trade secrets, technical information or know-how or for infringement of any copyright, patent or other intellectual property right of a third party arising out of the performance of the Services by reason of E&Y's use of (i) any viaLink software and/or the third party software (as such term is defined herein) in accordance with viaLink's instructions under a Work Order,
(ii) a particular combination or process required or directed by viaLink under a Work Order, if no infringing implementation is possible or (iii) materials, software or equipment supplied by viaLink; provided that viaLink is notified in writing of such claim or of the commencement of such suit or proceeding, as the case may be, and is given sole control and authority, information and reasonable assistance, at viaLink's expense, for the defense or settlement thereof; and provided further, that E&Y shall not settle such claim, suit or proceeding without the prior written consent of the viaLink, which consent shall not be unreasonably withheld.

     (c) E&Y's indemnity shall not apply to any infringement that results from:
(i) viaLink's use of any Deliverable for other than the purposes contemplated by this Agreement or the applicable Work Order or in connection with other goods or services not provided under this Agreement or (ii) to the extent such infringement arises because of a failure of viaLink to have all necessary ownership, license or other rights to intellectual property made available by viaLink to E&Y pursuant to this Agreement or the applicable Work Order, including all necessary rights of access and modification.

     (d) This Section 12 specifies the sole and exclusive remedy of each party
              ----------
for third party claims of misappropriation or infringement of intellectual property.

13.  TERMINATION

     (a) Breach.  If either party should materially fail to fulfill its
         ------
obligations under this Agreement or any Work Order (a "breach"), the other
                                                       ------
party, without liability therefor, may terminate this Agreement, and all outstanding Work Orders, in whole or in part, by giving the breaching party written notice of such breach and the intention of such other party to terminate this Agreement. The breaching party will have thirty (30) days from receipt of such notification to cure such breach, except that, with respect to those breaches which cannot reasonably be cured within such thirty (30) day period, the breaching party shall have such period of time to cure such breach as would be required by a party, in the exercise of good faith and all commercially reasonable efforts, in order to cure such breach; provided, however, that such breaching party shall in fact exercise such good faith and such commercially reasonable efforts to attempt to cure such breach. The failure to cure such breach as stated in the preceding sentence will result in the termination of this Agreement and each Work Order as of the end of such period without prejudice to any other rights the parties may have.

     (b) Bankruptcy.  Either party may terminate this Agreement and all Work
         ----------
Orders hereunder effective immediately upon giving notification thereof in the event the other party is adjudged insolvent or bankrupt, or upon the institution of any proceeding against the other party seeking relief, reorganization or arrangement under any laws relating to insolvency, or for the making of any assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee of any of the other party's property or assets, or upon liquidation, dissolution or winding up of the other party's business.

     (c) No Outstanding Work Orders.  Unless the parties agree in writing, after
         --------------------------
the expiration of the initial term of this Agreement, this Agreement shall automatically terminate on the twelve (12) month anniversary following the date of the final delivery of Deliverables under any Work Order if, through the period ending on such day, no open Work Order remains to be completed and no new Work Order is approved.

14.  FORCE MAJEURE

     Each party hereto shall be excused from default or delay in the performance of its obligations hereunder if and to the extent that such default or delay is caused by an act of God, or other cause beyond its reasonable control, including but not limited to, work stoppages, fires, riots, accident, explosion, flood, storm, or failures or fluctuations in electrical power, heat light, air conditioning or telecommunications equipment. In such event, the nonperforming party shall be excused from performance for as long as such circumstances prevail and shall as soon as practicable notify the other by telephone (to be confirmed promptly in writing) of any actual or anticipated delay.

15.  FURTHER UNDERSTANDINGS

     (a) Non-Solicitation.  During the term of this Agreement and for a period
         ----------------
of twelve (12) months thereafter, personnel of either party who have been directly and substantially involved in the performance of such party's obligations under this Agreement shall not knowingly directly or indirectly solicit for employment any of the other party's personnel who have been directly and substantively involved in the performance of this Agreement, without the prior written consent of the other party.

     (b) Notices.  All notices, reports, requests, acceptances and other
         -------
communications required or permitted under this Agreement (except for direct communications between Project Sponsor and the Account Representative as contemplated in Section 9) will be in writing and shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service, sent via facsimile, or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its address as set forth below or to such other address that the receiving party may have provided for purposes of receiving notices as provided in this Section. Notices will be deemed given when actually received, except that if not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails. Notices will be deemed given when actually received.

To E&Y:    Ernst & Young LLP
           104 Decker Court
           Irving, Texas 75062
           Attn. Richard Doyle
           Fax:  (214) 665-5555

With a copy to:  Ernst & Young LLP
                 787 Seventh Avenue
                 New York, New York 10019
                 Attn. Douglas M. Galin, Deputy General Counsel
                 Fax:  (212) 773-6299

With a copy to:  Mayer, Brown & Platt
                 190 South La Salle Street
                 Chicago, Illinois 60603
                 Attn. Edward S. Best
                 Fax:  (312) 701-7711

To viaLink:      The viaLink Company
                 13800 Benson Road
                 Edmond, Oklahoma  73013
                 Attn.  Lewis Kilbourne
                 Fax:  (405) 936-2599

With a copy to:  Brobeck Phleger & Harrison
                 301 Congress Avenue
                 Austin, Texas 78701
                 Attn. J. Matthew Lyons
                 Fax:  (512) 477-5813

     (c) Non-Assignment.  Neither party may assign, transfer or delegate this
         --------------
Agreement, or any of its rights or obligations under this Agreement to any third party, other than a party controlling, controlled by or under control with the assigning party, without the prior written consent of the other party, which consent may not be unreasonably withheld. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the parties of this Agreement, as well as their respective permitted successors and assigns.

     (d) Severability.  If any provision of this Agreement, or the application
         ------------
thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such invalid and unenforceable provisions.

     (e) Entire Agreement.  This Agreement, all Exhibits hereto and any Work
         ----------------
Orders hereunder constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all agreements and understandings between viaLink and E&Y with respect to the subject matter hereof made prior to the date hereof. There are no representations, warranties, understandings or agreements relating to the subject matter hereof which are not fully expressed in this Agreement. No amendment, modification, waiver or discharge of this

Agreement shall be valid unless in writing and signed by an authorized representative of the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

     (f) Governing Law.  This Agreement shall be governed by the laws of the
         -------------
State of New York, without reference to its choice of law rules. In any action to enforce this Agreement the prevailing party will be entitled to costs and reasonable attorneys' fees.

     (g) No Waiver.  No waiver or failure to exercise any option, right or
         ---------
privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same on any other occasion or of any other option, right or privilege.

     (h) Headings and References.  The headings and captions used in this
         -----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Sections or Exhibits shall, unless otherwise provided, refer to Sections hereof or Exhibits attached hereto, all of which Exhibits are incorporated herein by this reference.

     (i) Survival.  In addition to the obligations to pay compensation set forth
         --------
in Section 3, the provisions in Section 4, the provisions set forth in Sections
   ---------                    ---------                              --------
5, 10, 11, 12 and 15, and the provisions of any agreement set forth in an
-  --  --  --     --
Exhibit or Work Order hereto to the extent expressly stated therein, shall survive the expiration or any termination of this Agreement.

     (j) Order of Precedence.  In the event of inconsistency between or among
         -------------------
the documents listed below, the following order of precedence shall govern:

         (i)    the Alliance Agreement;

         (ii)   this Agreement and its Exhibits; and

         (iii) Work Orders (except as to terms specifically identified as superseding the terms of this Agreement, which terms shall control over this Agreement for that Work Order only).

     (k) Mediation/Arbitration.  Any controversy or claim arising out of or
         ---------------------
relating to this Agreement, any Work Order or the Services provided by E&Y pursuant thereto (including any such matter involving any parent, subsidiary, affiliate, successor in interest, or agent of viaLink or of E&Y) shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration, in accordance with the dispute resolution procedures set forth in Attachment One to the Alliance Agreement. Judgment on any arbitration award may be entered in any court having proper jurisdiction.

     (l) Equitable Relief.  Notwithstanding the provisions of Section 15(l)
         ----------------                                     -------------
hereof, any claim limited solely to injunctive or other equitable relief from with respect to intellectual property or proprietary rights or a breach of the other party's obligations under Section 4 of this
                                ---------

Agreement may be submitted as a matter of right by the party seeking such relief to any court having proper jurisdiction over such claim. In no event, however, may the arbitrators referred to in Attachment One to the Alliance Agreement award any nonmonetary or equitable relief of any sort.

     (m) Trademarks.  This Agreement and any Work Order does not give either
         ----------
party ownership in or right to use the other party's trade name or trademarks.

     (n) Taxes.  Any applicable taxes incurred in connection with the Services
         -----
or Deliverables (except for taxes imposed on the income of E&Y) will be billed to, and paid by, viaLink, in addition to fees and expenses.



                           [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Master Services Agreement as of the day and year first above written.


ERNST & YOUNG LLP                 THE VIALINK COMPANY


By:_________________________      By:________________________

Printed                           Printed
Name:_______________________      Name:______________________

Title:______________________      Title:_____________________

                                                                       EXHIBIT A

                                 RATE SCHEDULE

     E&Y's standard rates are subject to annual increases, which increases shall occur, if at all, on July 1 of each year. The standard rates to be charged by E&Y for Services shall be determined as follows:

           Partner                 $  530.00       -     $  590.00
           Principal               $  530.00       -     $  565.00
           Senior Manager          $  370.00       -     $  520.00
           Manager                 $  280.00       -     $  350.00
           Senior Consultant       $  190.00       -     $  260.00
           Consultant              $  100.00       -     $  170.00
           Admin. Support                                $   50.00

                                                                       EXHIBIT B

                       TRAVEL, LIVING, AND MISCELLANEOUS
                       EXPENSE REIMBURSEMENT GUIDELINES


                                   [TO COME]

                                                                       EXHIBIT C

                      INVESTMENT REPRESENTATION STATEMENT

TO:    THE VIALINK COMPANY

FROM:  ERNST & YOUNG U.S. LLP


     In connection with the issuance to the undersigned from time to time of shares of the Company's Common Stock pursuant to that certain Master Services Agreement (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Warrant under which the Securities are being acquired. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the two year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     ERNST & YOUNG U.S. LLP:


     By:
     Title:

     Date: